UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

 Date of Report (Date of earliest event reported):  January 31, 2005

JED Oil Inc.

(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	333-111435 (Commission File Number)	n/a (IRS employer identification no.)

Suite 2600, 500 – 4th Avenue S.W. Calgary, Alberta, Canada	T2P 2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(403) 537-3250
(403) 294-1197 (fax)

Item 8.01 Other Events.

Enterra Energy Trust, JED Oil Inc. and JMG Exploration, Inc. entered into written agreements to formalize their business relationships.  Enterra Energy Trust (“Enterra”) is an oil and gas income trust established in late 2003; JED Oil Inc. (“JED”) is an oil and gas development company formed late in 2003 and JMG Exploration, Inc. (“JMG”) is an oil and gas exploration company that began in late 2004.

Under the Agreement of Business Principles, asset acquisitions by Enterra will be contract operated and drilled by JMG if they are exploratory prospects, and contract operated and drilled by JED if they are development projects.  If JMG makes an exploratory find on its assets, when the prospect has been proven to be commercially viable, Enterra will have the right to purchase 80% of JMG’s interest in the prospect at an engineered value determined by independent engineers.  Development of the assets will be done by JED, which will pay 100% of the development costs to earn 70% of the interests of both JMG and Enterra.  Enterra will have a first right to purchase assets developed by JED.  In addition, under Technical Services Agreements signed between JED and each of Enterra and JMG, JED will provide staff while Enterra will provide offices and other administrative services to JED and JMG.  As consultants to Enterra and JMG, JED’s employees will be eligible to participate in benefit plans of Enterra and JMG, if any.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
9.1	Press release issued January 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2005	JED Oil Inc. (Registrant)
/s/ Bruce A. Stewart
Bruce A. Stewart Chief Financial Officer (Principal Financial and Accounting Officer)